Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release For Immediate Release August 28, 2019	For More Information, Contact: Michael K. Devlin, Executive Vice President and Chief Financial Officer (617-925-1961) mdevlin@envisionbank.com

Randolph Bancorp, Inc. Extends Share Repurchase Program

STOUGHTON, Massachusetts, August 28, 2019 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB) announced today that its Board of Directors has extended its share repurchase program which was scheduled to expire on September 14, 2019. There remain 279,954 shares, or approximately 4.9 percent of the Company’s current outstanding shares, approved for repurchase under the previously adopted program.

Repurchases under this program may be made in open market or in privately negotiated transactions and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. Any repurchased shares will be held by the Company as authorized but unissued shares. The repurchase program may be suspended or terminated at any time without prior notice, and it will expire on September 14, 2020. The repurchase program does not obligate the Company to purchase any particular number of shares.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, and eight loan production offices located throughout Massachusetts and one loan production office in southern New Hampshire.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

877-963-2100 • www.envisionbank.com Member DIF	Member FDIC •

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